ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                   Exhibit 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

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                                                          Quarters                        Six Months
PERIODS ENDED JUNE 30                               2004             2003            2004             2003
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
BASIC EARNINGS PER SHARE:

Net Income...............................   $  1,025,000     $     63,000    $  1,916,000     $    124,000
                                            ============     ============    ============     ============

Weighted Average Shares Outstanding......      3,811,213        3,808,448       3,789,136        3,814,106
                                            ============     ============    ============     ============

Basic Earnings Per Share.................          $ .27            $ .02           $ .51            $ .03
                                                   =====            =====           =====            =====

DILUTED EARNINGS PER SHARE:

Net Income...............................   $  1,025,000     $     63,000    $  1,916,000     $    124,000
                                            ============     ============    ============     ============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding....      3,811,213        3,808,448       3,789,136        3,814,106
  Dilutive shares........................        346,783           49,028         318,338           18,480
                                            ------------     ------------    ------------     ------------
                                               4,157,996        3,857,476       4,107,474        3,832,586
                                            ============     ============    ============     ============

Diluted Earnings Per Share...............          $ .25            $ .02           $ .47            $ .03
                                                   =====            =====           =====            =====
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